UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2009

LSI INDUSTRIES INC.
(Exact name of Registrant as specified in its Charter)

Ohio	0-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )
10000 Alliance Road, Cincinnati, Ohio		45242
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code                                                                                                           (513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁭	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. – Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 19, 2009, LSI Industries Inc. (the “Company”) received a Nasdaq Staff Determination Letter (the “Nasdaq Letter”) indicating that it the Company is not in compliance with the filing requirements for continued listing under Nasdaq Marketplace Listing Rule 5250(c)(1) due to its failure to timely file its periodic report on Form 10-Q for the quarter ended March 31, 2009.  The delay in filing is due to the previously announced interim goodwill impairment analysis and the restatement of prior period financial statements in connection therewith.  The Company currently anticipates making all necessary filings to become current in its reporting obligations as soon as practicable, although there can be no assurance that the Company will be able to do so.  Pursuant to Nasdaq rules, the Company has until July 20, 2009 to submit a plan to the Nasdaq staff to regain compliance with Nasdaq’s filing requirement.  The Company intends to become current in its reporting obligations prior to such date and to submit a compliance plan to Nasdaq in the event it is unable to do so.  Following any such submission, Nasdaq may provide the Company with up to 180 days from the due date of the delinquent filing (until November, 16, 2009) to regain compliance.

On May 21, 2009, the Company issued a press release announcing the receipt of the Nasdaq Letter.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release Dated May 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LSI INDUSTRIES INC.

Date: May 21, 2009	/s/Ronald S. Stowell
Ronald S. Stowell
Vice President, Chief Financial Officer and Treasurer
(Principal Accounting Officer)